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                                                                    EXHIBIT 10.1

Carey Financial LLC
50 Rockefeller Plaza
New York, NY  10020


             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED
                        FORM OF SELECTED DEALER AGREEMENT
                               ____________, 2006

Ladies/Gentlemen:

         We have agreed to use our best efforts to sell, along with a group of selected dealers (collectively, the "Selected Dealers") to be formed with our assistance, up to 95,000,000 shares of common stock, par value $0.001 per share (each a "Share," and collectively, the "Shares") of Corporate Property Associates 16 - Global Incorporated (the "Company"), of which 40,000,000 shares are being offered pursuant to the Company's 2003 Distribution Reinvestment and Stock Purchase Plan (the "DRIP"). The Shares are being offered by us, as Sales Agent for the Company, and by the Selected Dealers. The terms of the offering of the Shares (the "Offering") are more fully described in the enclosed prospectus (the "Prospectus"), receipt of which you hereby acknowledge.

         We are hereby inviting you to act as a Selected Dealer for the Offering, subject to the other terms and conditions set forth below. You hereby confirm that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), that you have complied with all applicable federal and state broker-dealer registration requirements and that you are not a "discount broker" as that term is commonly understood in the brokerage industry. Upon execution of this Selected Dealer Agreement (the "Selected Dealer Agreement"), you agree to be bound by the terms and conditions of the Sales Agency Agreement between us, as Sales Agent and the Company (the "Sales Agency Agreement") (to the extent such terms apply to the Selected Dealers), a copy of which is attached hereto as Exhibit A and of which this Selected Dealer Agreement is a part.

         Capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Sales Agency Agreement.

         Upon notification by us, you may offer the Shares at the public offering price stated in the Prospectus, subject to the terms and conditions hereof. The public offering price of the Shares and the amount of your Selling Commission that is re-allowed by us to you with respect to volume sales of Shares to single purchasers (as defined in the Prospectus) on Orders (as defined below) of $250,000 or more shall be reduced by the amount of the Share purchase price discount. In the case of such volume sales to single purchasers, your Selling Commission will be reduced for each incremental Share purchase in the total volume ranges set forth in the table below. Such reduced Share price purchase price will not affect the amount received by the Company for investment. The following table sets forth the reduced Share purchase price and Selling Commission payable to you:

                                                           Selling Commission Per Share
    Volume Discount        Purchase Price Per Share For    on Total Sale for Incremental
      Range for a           Incremental Share In Volume              Share in
  "Single Purchaser"              Discount Range               Volume Discount Range

    $2,000 - $250,000               $10.00                          $0.65
  $250,001 - $500,000                $9.85                          $0.50
  $500,001 - $750,000                $9.70                          $0.35
 $ 750,001 - $1,000,000              $9.60                          $0.25
$1,000,001 - $5,000,000              $9.50                          $0.15


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         As an example, a single purchaser would receive 50,380 Shares (rather than 50,000 Shares) for his investment of $500,000 and the Selling Commission would be $28,940. A refund will be made to the purchaser for any fractional Shares based on the public offering price if such refund is in excess of $1.00. In the example, $7.00 would be refunded for the fractional Share.

         Selling Commissions for purchases of more than $5,000,000 are negotiable but in no event will the proceeds to the Company be less than $9.35 per Share. We may also re-allow to you a selected dealer fee of up to two percent (2%) of the full price of each Share sold by you (the "Selected Dealer Fee"), if you have executed an Addendum to this Selected Dealer Agreement related to the Selected Dealer Fee; provided however, the Selected Dealer Fee shall be reduced as necessary in order that the underwriting compensation to be paid to all parties in connection with the Offering does not exceed the limitations prescribed by the NASD. In this regard, each of the Company, we and you acknowledge and agree that the Offering shall be conducted in compliance with Sections 2710 and 2810 of the NASD regulations which prescribe limitations on the amount of organization and offering expenses that may be paid by the Company in connection with the Offering. Accordingly, if at any time during the term of the Offering, the Company determines in good faith that any payment to you pursuant to this agreement could result in a violation of the applicable NASD regulations, the Company shall promptly notify you and the Company and you agree to cooperate with each other to implement such measures as they determine are necessary to ensure continued compliance with the applicable regulations. Such measures may include, without limitation, a reduction in the amount of the Selected Dealer Fee payable to you. Until the parties mutually agree upon appropriate measures or until such time as the amount that may be paid without violation of such regulations is finally determined, the Company shall be entitled to withhold and defer payments to you of such portions of the Selected Dealer Fee and other compensation as the Company reasonably determines are necessary to permit continued compliance with applicable NASD regulations, but shall otherwise continue to pay to you all amounts that are due and payable under this Agreement.

         We may in our sole discretion pay Selling Commissions of $0.50 per Share sold for Shares purchased under the DRIP.

         You may elect, in your sole discretion, to not accept any Selling Commission or Selected Dealer Fee for Shares that you sell. In that event, these Shares shall be sold net of all Selling Commissions and Selected Dealer Fees at a price per Share of not less than $9.15.

         To the extent a Selected Dealer is entitled to all or a portion of the 2% Selected Dealer Fee, the Selected Dealer may elect to defer over time its receipt of the Selected Dealer Fee to which it is entitled. In such event, the Selected Dealer Fee to be reallowed will be paid to the Selected Dealer over a period of up to ten years (which period will be agreed upon by Carey Financial LLC ("Sales Agent") and the Selected Dealer) until the Selected Dealer Fee payable to the Selected Dealer has been paid in full. Further, if listing of the Company's shares occurs on a national exchange or the Company's shares are included for quotation on Nasdaq, any remaining deferred portion of the Selected Dealer Fee payable to the Selected Dealer will become immediately due and payable.

         No payment of commissions or the Selected Dealer Fee will be made in respect of Orders (or portions thereof) which are rejected by the Company. Selling Commissions and the Selected Dealer Fee will be paid on each Closing Date with respect to Shares sold to purchasers whose Shares are issued on such Closing Date. Selling Commissions and the Selected Dealer Fee will be payable only with respect to transactions lawful in the jurisdictions where they occur. Purchases of Shares by W. P. Carey & Co. LLC, its Affiliates or any Selected Dealer or any of their employees shall be net of commissions.

         For purposes of determining investors eligible for volume discounts, investments made by accounts with the same primary account holder, as determined by the account tax identification number, may be combined. This includes individual accounts and joint accounts that have the same primary holder as an individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as beneficiary of the individual


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retirement account. In the event Orders are combined, the commission payable with respect to the subsequent purchase of Shares will equal the commission per share which would have been payable in accordance with the table set forth above if all purchases had been made simultaneously. Any reduction of the six and one half percent selling commission otherwise payable to the Sales Agent or a Selected Dealer will be credited to the purchaser as additional Shares. Unless purchasers indicate that Orders are to be combined and provide all other requested information, the Company will not be held responsible for failing to combine Orders properly.

         In no event shall the aggregate underwriting compensation to be paid to us, you and the other Selected Dealers in connection with the Offering and sale of the Shares exceed the limitations prescribed by the NASD.

         Orders for Shares (each an "Order") must be made during the offering period described in the Prospectus (except for Orders made pursuant to the DRIP, which may be made on an ongoing basis, pursuant to the terms of the DRIP). An order form, in the form attached to the Prospectus, (each an "Order Form") must be used in placing an Order for investors residing in certain states and, for all other investors, Orders may be placed through such procedures as are normally used by you for the sale of REIT shares and agreed to by the Company. Persons desiring to purchase Shares are required to comply with such procedures and, in certain states, to execute or have executed on their behalf one copy of the Order Form. Subscribers purchasing shares by check must make such checks payable to the Escrow Agent. By noon of the business day following receipt of funds by you, either by check or by a sweep of customer accounts, you will deliver via overnight delivery service a check payable to Deutsche Bank Trust Company Americas, Escrow Agent, or other acceptable form of payment, for the full amount of each Order along with an Order Form for each such Order and a list showing the name, address and telephone number of, the social security number or taxpayer identification number of, the number of Shares purchased, any election to participate in the DRIP by, and the total dollar amount of the investment by, each investor on whose behalf a check or other payment is delivered. You will advise Deutsche Bank whether the funds you are submitting are attributable to individual retirement accounts, Keogh plans, or any other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or from some other type of investor.

         All Orders solicited by you will be strictly subject to review and acceptance by the Company, and the Company reserves the right in its absolute discretion to reject any such Order or to accept or reject Orders in the order of their receipt by the Company or otherwise. You agree to maintain, for at least six years, records of the information used by you to determine whether an investment in Shares is suitable and appropriate for a potential investor in Shares.

         If the Company elects to reject an Order (such rejection to occur within 30 days after receipt by the Company of such Order), the Company shall, within 10 business days after such rejection, inform you of such rejection and return the funds (and any interest earned thereon) and other documents submitted by the rejected purchaser to you for transmission to such purchaser. If no notice of rejection is received by you with the foregoing time limits or if funds submitted by the purchaser are released from escrow to the Company within the foregoing time limits, the Order shall be deemed accepted.

         You agree that you will use your best efforts in offering the Shares and will offer the Shares only in jurisdictions in which you are currently registered as a securities dealer and only in accordance with the securities laws of such jurisdictions.

         You covenant and agree with respect to your participation in the Offering to comply with any applicable requirements of the Securities Act of 1933 (the "'33 Act") and of the Securities Exchange Act of 1934 (the "'34 Act"), and the published rules and regulations of the Securities and Exchange Commission thereunder, and the Conduct Rules of the NASD including but not limited to Rule 2730, Rule 2740 and IM 2740, Rule 2420 and IM 2420 and Rule 2750 and IM 2750.


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         We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the Offering. Neither you nor any other person is authorized to give any information or make any representations other than those contained in the Prospectus and sales literature furnished by the Company in connection with the Offering, and you agree not to give any such information or make any such representations. You acknowledge that we will rely upon your agreements in this paragraph and in the preceding paragraph in connection with the Sales Agency Agreement. No Selected Dealer is authorized to act as agent for us when offering any of the Shares to the public or otherwise, it being understood that you and each other Selected Dealer are independent contractors with us. Nothing herein contained shall constitute you or the Selected Dealers an association, unincorporated business, partnership or separate entity with each other or an association or partner with us. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the '33 Act or of the rules and regulations thereunder.

         The Company will provide you with such number of copies of the enclosed Prospectus and such number of copies of amendments and supplements thereto, and certain supplemental sales material prepared by the Company, as you may reasonably request for use by you in connection with the offer and sales of the Shares. In the event you elect to use any such supplemental sales material, you agree that such material shall not be used in connection with the offer and sale of the Shares unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future, and you expressly agree not to prepare or use any sales material other than the approved sales material. To the extent that information is provided to you marked "For Broker/Dealer Use Only," "Internal Use Only" or with other similar language, you covenant and agree not to provide such information to existing or prospective investors. You agree that you will not use any other offering materials without the prior written consent of the Company and us.

         This Selected Dealer Agreement shall terminate at the close of business on the 45th day after the completion of the sale of all of the Shares by the Company, unless earlier terminated or unless the Sales Agency Agreement is terminated, in which event this Selected Dealer Agreement will automatically terminate. Either party may terminate this Selected Dealer Agreement at any time by written notice, and we shall notify you promptly in the event of any early termination of this Selected Dealer Agreement.

         We will furnish to you a Blue Sky Memorandum naming the jurisdictions in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

         Your obligations under this Selected Dealer Agreement shall be subject to the continued accuracy throughout the Effective Term of the representations, warranties and agreements of the Company under the Sales Agency Agreement and the Selected Dealer Agreement and to the performance by the Company of its obligations under such agreements and to the terms and conditions set forth in
Section 7 of the Sales Agency Agreement.

         You confirm that you are familiar with '33 Act Release No. 4968 and Rule 15c2-8 under the '34 Act, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied, and will comply, therewith. You shall not directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by an investor for investment advice as an inducement to such adviser to advise a potential investor to purchase Shares. In addition, you agree not to receive any rebates or give-ups or to participate in any reciprocal business arrangements (other than for the underwriting arrangements described herein) which would violate any restrictions on the Company contained in the Prospectus.

         All representations, warranties and agreements contained in this Selected Dealer Agreement (including any Addendum), the Sales Agency Agreement or in certificates submitted to you pursuant to this Selected Dealer Agreement or Sales Agency Agreement shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, you or any person who controls you, and shall survive the closing and termination of the Offering.

         Any communication from you should be in writing addressed to Carey Financial LLC, 50 Rockefeller Plaza, New York, NY 10020. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Selected Dealer Agreement is mailed.

         The terms of this Agreement may be extended to cover additional offerings of shares of the Company by the execution by the parties hereto of an addendum identifying the shares and registration statement relating to such additional offering. Upon execution of such addendum, the terms "Shares", "Offering", "Registration Statement" and "Prospectus" set forth herein (and in any Addendum hereto) shall be deemed to be amended as set forth in such addendum.

         Please confirm your agreement hereto by signing and returning at once to us both of the enclosed duplicate of this Selected Dealer Agreement, including the information requested in Schedule A attached thereto. This Selected Dealer Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                                  Very truly yours,

                                  CAREY FINANCIAL, LLC
                                  Sales Agent



                                  By:  _________________________________

                                  Its: _________________________________

                                  CORPORATE PROPERTY ASSOCIATES 16 --
                                  GLOBAL INCORPORATED, the Company



                                  By:  _________________________________

                                  Its: _________________________________


ACCEPTED, as of _______________

SELECTED DEALER:


By:  _________________________________

Its: _________________________________


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                     SCHEDULE A TO SELECTED DEALER AGREEMENT

                           SELECTED DEALER INFORMATION

                [PLEASE PRINT OR TYPE ALL REQUESTED INFORMATION]

                           ---------------------------


SELECTED/DEALER NAME:
                      ----------------------------------------------------------

FIRM CRD NUMBER:
                 ---------------------------------------------------------------

SELECTED/DEALER ADDRESS:
                         -------------------------------------------------------

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PHONE NUMBER:
               -----------------------------------------------------------------

NAME OF PERSON SIGNING SELECTED DEALER AGREEMENT:
                                                  ------------------------------

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TITLE OF PERSON SIGNING SELECTED DEALER AGREEMENT:
                                                  ------------------------------

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             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED
                      ADDENDUM TO SELECTED DEALER AGREEMENT

         The following reflects the Selected Dealer fee as agreed upon between Carey Financial LLC (the "Sales Agent") and ________________[Selected Dealer Name], effective ______________,2006.

         Each calendar year, ________________[Selected Dealer Name] may qualify to receive a fee (the "Selected Dealer Fee"), of up to ____ (insert maximum of "two") percent of gross offering proceeds received by Corporate Property Associates 16 - Global Incorporated (the "Company") from sales of the Company's common stock by ________________[Selected Dealer Name] in such calendar year.

         Eligibility to receive the Selected Dealer Fee is conditioned upon ________________[Selected Dealer Name] reaching a prescribed minimum annual sales volume of shares of the Company's common stock and r________________[Selected Dealer Name]'s compliance with one or more of the following conditions. Any determination regarding ________________[Selected Dealer Name]'s compliance with the listed conditions will be made by the Sales Agent, in its sole discretion.

         1. ________________[Selected Dealer Name] has internal marketing and support personnel (telemarketers, marketing director, etc.) who assist the Sales Agent's marketing team;

         2. ________________[Selected Dealer Name] has and uses internal marketing communications vehicle(s) to promote the Company. Vehicles may include, but are not restricted to, newsletters, conference calls, cassette tapes, internal mail, etc.;

         3. ________________[Selected Dealer Name] will respond to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, the financial status of the Company and the real estate markets in which the Company has invested;

         4. ________________[Selected Dealer Name] will assist investors with reinvestments and redemptions; and/or

         5. ________________[Selected Dealer Name] will provide other services requested by investors from time to time and will maintain the technology necessary to adequately service investors.

         IN WITNESS WHEREOF, the parties have executed this Addendum on the date and year shown above.

SELECTED DEALER:                               SALES AGENT:

                                               CAREY FINANCIAL LLC
---------------------------------------
(Name of Selected Dealer)

By: ___________________________________     By: ________________________________

Name: _________________________________     Name: ______________________________

Title: ________________________________     Title: _____________________________